EXHIBIT 11.2




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                                                     EXHIBIT 11.2



                            AVON PRODUCTS, INC.
               COMPUTATION OF FULLY DILUTED INCOME PER SHARE
                   (In millions, except per share data)


                                                   Three months ended
                                                        March 31
                                                   ------------------
                                                   1997          1996
                                                   ----          ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period................................. 132.877       134.509
  Common stock equivalents.....................   1.224          .841
                                                -------       -------

  Weighted average shares for fully diluted
    income per share computation............... 134.101       135.350
                                                =======       =======

Net income..................................... $  41.3       $  37.7
                                                =======       =======


Fully diluted income per share................. $   .31       $   .28
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